PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY         LENDER AGREEMENT FOR GUARANTEE OF STUDENT LOANS
NATIONAL GUARANTY AGREEMENT                             WITH FEDERAL REINSURANCE (for loans to students
                                                        and parents of students pursuant to the Higher
                                                        Education Act of 1965, as amended)



WHEREAS The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the First Union Student Loan Trust 1997-1 pursuant to the Trust Agreement dated as of July __, 1997, between First Union National Bank and the Eligible Lender Trustee, as the same may be amended, including by way of amendment and restatement, from time to time (the "Trust Agreement") (Corporate Name)


Located at    One First National Plaza, Suite 0126,  Attention:  Corporate Trust
              Administration
              (Street  Address)
              Chicago  Illinois  60670 (City)
                       (State) (Zip Code)

              hereinafter referred to as the "Lender," wishes to be able to secure guarantee of loans made to students pursuing programs of higher or vocational education at eligible institutions, and to parents of such students pursuant to the aforementioned federal legislation, hereinafter referred to as the "Act;" and

WHEREAS, the Pennsylvania Higher Education Assistance Agency, hereinafter referred to as the "Agency," was created by the Act of August 7, 1963, P.L. 549 for the purpose of improving higher educational opportunities and to that end the Agency is empowered to guarantee loans; and

WHEREAS, the Lender wishes to participate in the Agency's National Guaranty Program.

NOW THEREFORE, it is mutually agreed that:

     1. Within such limits as may be set by it, the Agency shall guarantee the full amount of all loans made by the Lender, or for loans with a first disbursement on or after October 1, 1993, no less than 98% of the full amount of all loans, including principal and interest, made by the Lender, except that all loans continue to be 100% guaranteed in the event of death, disability or bankruptcy regardless of disbursement date, which are eligible for such guarantee under the Act, the regulations issued under the Act and the Rules and Regulations and policies of the Agency with the exception of those pertaining to Pennsylvania Residency/Domicile, which Act, regulations, Rules and Regulations and policies as they may be from time to time amended are made part of this Agreement.

     2. The Agency shall guarantee loans without regard to sex, age, race, color, religion, handicapped status, income, national origin or any other basis prohibited by applicable law and the Lender will not discriminate in the making of loans to eligible borrowers or in the treatment of such borrowers on any prohibited basis.

     3.   On  all  loans  guaranteed,   the  Agency  agreed  to  obtain  maximum
          reinsurance by means of an agreement with the Federal Government pursuant to the Act.

     4. The Lender authorizes the Agency to act as its representative with respect to retaining the school's statement of the student's enrollment and need. This document will be retained for the five-year period as required of the Lender by federal regulations.

     5. The Lender shall designate its Servicer to maintain for all loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate reports as may reasonably be required by the U.S. Secretary of Education and the Agency, under the Act, regulations, Rules and Regulations and policies identified above. For loans paid in full or otherwise discharged, the records shall be retained by the Lender as required by the Act, regulations, Rules and Regulations, and policies identified above.

     6. The Agency agrees to purchase eligible loans made by the Lender provided that such loans are in default (as defined by the Act, regulations, Rules and Regulations and policies identified above); the loan was made in accordance with the Act, regulations, Rules and Regulations and policies identified above; the Lender has otherwise exercised due diligence in the making, servicing, and collection of such loans; and, title to the loan note has been subrogated to the Agency by the Lender.

     7. Failure of the Lender to comply with the terms hereof with respect to an individual loan shall not invalidate the guarantee of the Agency to the Lender with respect to other loans held in compliance with the terms of this Agreement.

     8. In making loans under the Act, the Lender will undertake to secure such reductions in borrowers' obligations to pay interest on loans held by the Lender as they may be eligible to receive under the Act and regulations. The Lender further agrees to comply with all applicable Federal and State laws in originating guaranteed student loans.

     9. The Agency agrees to maintain at all times reserve levels which comply with Section 428(c)(10) of the Higher Education Act, as amended.

     10. This Agreement may be terminated by the Lender upon sixty (60) days written notice. The Agency may limit, suspend or terminate this Agreement in the manner provided for by the Agency Rules and Regulations. All rights, duties and obligations hereunder shall immediately cease upon termination, except the rights and obligations of the parties which existed as of the date of termination.

     11. The Lender wishes to participate in the following programs: (Please check all applicable programs)

                                       |_|   Stafford
                                       |_|   PLUS
                                       |_|   SLS
                                       |_|   Consolidation

     12. The Agency agrees to reimburse the Lender for any federal special allowance payments lost with respect to an individual loan as a result of a delay in payment of a claim under this Agreement by the Agency to the Lender with respect to such loan.

     13. The Agency agrees upon written request to furnish a copy of its most recent audited financial statements to any holder of record of Notes or Certificates (each as defined in Appendix A to the Indenture) of First Union Student Loan Trust 1997-1.

IN WITNESS WHEREOF, the Lender and the Agency have caused this Agreement to be duly executed and delivered this __ day of July, 1997.



                           PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY


                           By:__________________________________
                               Title


                           THE FIRST NATIONAL BANK OF CHICAGO,
                           NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY
                           AS ELIGIBLE LENDER TRUSTEE ON BEHALF OF
                           FIRST UNION STUDENT LOAN TRUST 1997-1

                           By:____________________________________
                               Authorized Signature
                               Title:
                               D.E. Lender Code Number:  833220

                               Federal Tax Identification Number
                               36-7111819


Approved as to form and legality this _____ day of     Approved as to form and legality this _____ day of
__________, 1997                                       __________, 1997

------------------------------                         -------------------------------
         PHEAA Chief Counsel                                   Deputy Attorney General


                NEW JERSEY HIGHER EDUCATION ASSISTANCE AUTHORITY

                             GUARANTY LOAN AGREEMENT

                               (Secondary Market)

     This AGREEMENT is made this __ day of July, 1997, by and between New Jersey Higher Education Assistance Authority, a body corporate and politic with corporate succession, created by N.J.S.A. 18A:72-1 et seq., as amended, whose office is located at 4 Quakerbridge Plaza, CN 540, Trenton, New Jersey 08626 ("Authority") and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the First Union Student Loan Trust 1997-1 pursuant to the Trust Agreement dated as of July __, 1997, between First Union National Bank and the Eligible Lender Trustee, as the same may be amended, with its principal office at ______________________________ ("Lender").

     WHEREAS, Lender wishes to be able to secure guarantee of loans held by Lender that have been made to or on behalf of students pursuing programs of postsecondary education at eligible institutions pursuant to Title IV of the Higher Education Act of 1965, as amended (the "Act"), regulations thereunder, and applicable state law; and

     WHEREAS, the Authority, which exists for the purpose of providing assistance to students pursuing programs of postsecondary education at eligible institutions as defined by the Act, regulations thereunder, and N.J.S.A. 18A:
72-1 et seq., is authorized to guarantee loans; and

     WHEREAS, the Authority desires that Lender shall hold loans that have been made to or on behalf of students, at Lender's option in each instance, the Authority to guarantee the payment thereof upon the terms, conditions and agreements herein contained;

     NOW, THEREFORE, it is mutually agreed that:

1. Within such limits as may be set by the Act, regulations thereunder, New Jersey statutes, regulations thereunder, and this AGREEMENT, the Authority
     (i) shall guarantee loans with a first disbursement prior to October 1, 1993 no less than 100 percent of full amount of such loans, including principal and interest, held by the Lender, and (ii) shall guarantee loans with a first disbursement on or after October 1, 1993 no less than 98 percent of the full amount of all loans, including principal and interest, made by the Lender, except that all loans continue to be 100 percent guaranteed in the event of death, disability or bankruptcy, situations covered by Section 428(j) or Section 439(q) of the Act or other non-default claim (e.g., closed school or false certification) regardless of disbursement date.

2. Whenever any guaranteed loan shall be in default (as defined by the Act, regulations thereunder, New Jersey statutes, and regulations thereunder), or upon the death or total and permanent disability of a borrower, or upon bankruptcy, situations covered by Section 428(j) or Section 439(q) of the Act or other non-default claim, the Authority shall purchase the loan, provided that the loan was made in accordance with the Act, regulations thereunder, New Jersey statutes, regulations thereunder; Lender has exercised due diligence in the making, servicing, and collection of such loan; Lender has subrogated title to the loan note to the Authority; and Lender has otherwise performed its obligations under this AGREEMENT.

3. The Authority shall guarantee loans without regard to sex, age, race, color, religion, handicapped status, income, national origin or any other basis prohibited by applicable law and Lender shall not discriminate in the making of loans to eligible borrowers, as defined by the Act and New Jersey statutes, or in the treatment of such borrowers on any prohibited basis.

4. Lender shall provide notification to the Authority when it acquires a loan for which the Authority has issued a notice of loan guarantee. Regarding a guaranteed loan already held by Lender, in order for a loan account to remain subject to the Authority guarantee obligation, the loan may be transferred only to another approved lender or eligible holder of New Jersey guaranteed loans.

5. Lender shall notify the Authority of any servicing or management of Lender's guaranteed loan portfolio performed by an agent(s) other than the holder of record.

6. Payment of a loan may be extended in whole or in part, and the provisions of the loan may be modified without notice to and without affecting the liability of the Authority, if such extension or modification complies with the requirements for loans under this AGREEMENT, the Act, regulations thereunder, New Jersey statutes, and regulations thereunder.

7. In holding or servicing guaranteed loans for or on behalf of eligible borrowers, Lender shall assist them in securing such reductions in their obligations to pay interest on loans held by the Lender as they may be eligible to receive under the Act and regulations thereunder.

8. Lender shall maintain for all loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate reports as may reasonably be required by the U.S. Department of Education and the Authority, under the Act, regulations thereunder, New Jersey statutes, and regulations thereunder. For loans paid in full or otherwise discharged, Lender shall also maintain records as required by the Act, regulations thereunder, New Jersey statutes, and regulations thereunder. For example, Lender shall retain the records required for each loan for not less than five years following the date the loan is repaid in full by the borrower.

9. The Authority shall maintain at all times reserve levels which comply with the Act, regulations thereunder, N.J.S.A. 18A:71-1 et seq. and regulations thereunder.

10. Failure of Lender to comply with the terms of this AGREEMENT with respect to an individual loan or loans shall not invalidate the guarantee of the Authority to Lender with respect to other loans held in compliance with the terms of this AGREEMENT.

11. Lender agrees to comply with all applicable Federal and State statutes, rules, and regulations, whether applicable presently or hereafter.

12. This AGREEMENT may be terminated by either party by giving thirty (30) days' notice in writing to the other party by certified mail. All rights and obligations hereunder shall immediately cease upon termination, except the rights and obligations of the parties which existed prior to the date of such termination.

13. The Authority and Lender each represents to the other that it has the full and unencumbered right to enter into this AGREEMENT and to fully perform its obligations hereunder.

14. This AGREEMENT sets forth the entire agreement of the parties with respect to any and all loans which may be made hereunder.

15. If any provision of this AGREEMENT is invalid under the Act, regulations thereunder, New Jersey statutes, or regulations thereunder, and the invalidity shall not affect other provisions of this AGREEMENT which can be given effect without the invalid provisions, then to this end, the provisions of this AGREEMENT are severable.

16.  This  AGREEMENT  is to be  interpreted  under  the laws of the State of New
     Jersey.

     IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives, and their respective seals to be affixed, as of the dates indicated below.

Date:                    NEW JERSEY HIGHER EDUCATION ASSISTANCE AUTHORITY
     ----------------
                         By:
                                  Marguerite Beardsley
                         Title:   Secretary/Treasurer

Date:                    THE FIRST NATIONAL BANK OF CHICAGO,
      ---------------    NOT IN ITS INDIVIDUAL CAPACITY BUT
                         SOLELY AS ELIGIBLE LENDER TRUSTEE
                         ON BEHALF OF FIRST UNION STUDENT
                         LOAN TRUST 1997-1
                                  (Lender Name)

                         By:_______________________________

                         Title:____________________________


                         D.E. Code: 833220

                         EIN Code: 36-7111819

                     THE CONNECTICUT STUDENT LOAN FOUNDATION

                              AGREEMENT WITH LENDER

     THIS AGREEMENT executed on the date hereinafter set forth by and between the CONNECTICUT STUDENT LOAN FOUNDATION ("Foundation") and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the First Union Student Loan Trust 1997-1 pursuant to the Trust Agreement dated as of July __, 1997, between First Union National Bank and the Eligible Lender Trustee, as the same may be amended ("Lender").

                                    RECITALS

     The Foundation is a Connecticut nonprofit corporation chartered pursuant to the General Statutes of the State of Connecticut for the purpose of improving opportunities for higher education for Connecticut residents and for those individuals who attend eligible institutions of higher education located in Connecticut.

     In order to provide such opportunities, the Foundation participates in a program established and administered pursuant to Title IV, Part B of the Higher Education Act of 1965, as amended 20 U.S.C. Sec. 1071 et seq. ("Act") whereby the Foundation insures certain education loans made by eligible financial institutions to eligible borrowers.

     The  Lender  is  a  qualified   financial   institution  which  desires  to
participate in said program.

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties covenant and agree as follows:

1. Lender hereby represents and warrants to the Foundation that is an "eligible lender" within the meaning of the Act.

2. Lender agrees that in the event and in each event it submits a loan to the Foundation for insurance pursuant to the Act, Lender will be subject to and bound by, and the Lender and the submitted loan will be in compliance with, the provisions of the "Program" as defined in Section 3 hereof which govern the conduct, obligations, rights and liabilities of the Lender participating in the program.

3. For purposes of this Agreement, "Program" shall mean the Act, Chapter 187a of the Connecticut General Statutes and the rules, regulations, official and unofficial interpretative opinions, letters and like promulgations of the United States Department of Education, the Foundation (including but not limited to the Foundation's Lenders Manual and Bulletins) and/or any other successor or additional Federal or Connecticut agency having jurisdiction over the Program, as these Regulations may be, and may be from time to time, amended. Such Regulations are incorporated herein and made a part of hereof by this reference.

4. In consideration of the mutual promises contained herein, the Foundation promises to reimburse the Lender in the amount of one hundred percent (100%) of any proven loss incurred by the Lender due to the default, death, permanent and total disability, or bankruptcy of the borrower of any loan held by the Lender and guaranteed by the Foundation under this Agreement. However, it is understood that where the maximum allowable reimbursement percentage to Lenders is otherwise defined, or reduced by statute or regulation, that reimbursement percentage shall prevail.

5. The Foundation shall perform its obligations under this Agreement in accordance with the terms of the Program and in compliance with all other applicable federal and state laws and regulations.

6. The application and promissory note utilized by the Lender when participating in this Program shall be those supplied by the Foundation or those prepared by the Lender after obtaining prior written approval of the use of such forms by the Foundation.

7. During the continuation of this Agreement, Lender will cooperate in the administration of the Program with the Foundation, the Department of Education and any successor or additional State or Federal agency having jurisdiction in the Program.

8. The Lender and the Foundation hereby agree to hold the other party harmless and make whole the other party from any and all liabilities and costs (including attorney's fees) caused by the Lender's or the Foundation's negligent actions or omissions or willful misconduct in the performance of its obligations under this Agreement. This provision shall survive any termination of this Agreement.

9. The Foundation may terminate this Agreement as provided under the Federal Act and Regulations. Failure of the Foundation to timely terminate the Agreement or reject an individual loan shall not constitute a waiver by the Foundation or subsequent violation, nor shall it constitute a waiver of any of the Foundation's other rights under this Agreement. The Lender may terminate this Agreement by giving ninety (90) days' prior written notice to the Foundation. Termination shall not affect any obligations incurred under this Agreement prior to the time that such termination became effective.

10. This Agreement shall insure to the benefit of, and be binding upon, the Foundation, the Lender, and their respective successors and assigns. Except to the extent expressly preempted by Federal Law, this Agreement shall be governed by the laws of the State of Connecticut.

11. This Agreement supersedes all existing agreements between the Foundation and Lender pertaining to the matters described herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be executed this __ day of July, 1997.

CONNECTICUT STUDENT LOAN FOUNDATION


BY:       Mark W. Valenti
          -----------------------
TITLE:    President
          -----------------------

THE FIRST NATIONAL BANK OF CHICAGO,
NOT IN ITS INDIVIDUAL CAPACITY BUT
SOLELY AS ELIGIBLE LENDER TRUSTEE
ON BEHALF OF FIRST UNION STUDENT LOAN TRUST 1997-1


BY:
    ------------------------------
TITLE:
      ----------------------------
E.I.N. #: 36-7111819
       ---------------------------

                                      CSLF

                     Lender/Servicer Activation Information

Lender Name & Address                                   Federal Lender Code:
--------------------------------                         ------------------
================================
--------------------------------

Servicer Name & Address                                     CSLF use only
________________________________                           Servicer Code:
--------------------------------                         ------------------
================================

Participation:                                            Yes              No

         Stafford                                    _______           _______
         Unsub                                       _______           _______
         PLUS**                                      _______           _______

               ** Credit Checks for PLUS Loan must be directed to:

         ================================================================
         ================================================================

Report Distribution:                                  Lender            Servicer

         Notice of Guarantee                          _______           _______
         Reports                                      _______           _______
         Insurance Billing                            _______           _______

Technical Contact:


         --------------------------------------------

Comments or Special Instructions:


         --------------------------------------------

              NEW YORK STATE HIGHER EDUCATION SERVICES CORPORATION
                LOAN GUARANTEE AGREEMENT WITH LENDING INSTITUTION


     AGREEMENT, made this __ day of July, 1997, by and between the NEW YORK STATE HIGHER EDUCATION SERVICES CORPORATION, an educational corporation created by an act of the Legislature of the State of New York, with its principal office at One Commerce Plaza, Albany, New York (hereinafter referred to as the "Corporation"), and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the First Union Student Loan Trust 1997-1 pursuant to the Trust Agreement dated as of July __, 1997, between First Union National Bank and the Eligible Lender Trustee, as the same may be amended, located at ______________________________________________
(hereinafter referred to as the "Lending Institution").

                                   WITNESSETH:

     WHEREAS, the Corporation was created and operates pursuant to Article 14 of the Education Law of the State of New York for the purpose of assisting eligible students who are attending or planning to attend colleges or vocational institutions in said State or elsewhere to meet their expenses of higher education, or vocational education, and to that end the Corporation is empowered by said Article to lend money and/or to guarantee the loan of money to students and their parents upon such terms and conditions as the Corporation may prescribe, and

     WHEREAS, the Corporation has executed an agreement with the U.S. Department of Education to guarantee educational loans, pursuant to part B of subchapter IV of chapter 28 of Title 20 of the United States Code, and

     WHEREAS, the Corporation desires that the Lending Institution shall make such loans, at the Lending Institution's option in each instance, the
Corporation to guarantee the payment thereof upon the terms, conditions and agreements herein contained.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     A. The Lending Institution agrees, at its option in each instance, to make educational loans to persons determined to be eligible by the Corporation, using the forms, procedures and methods from time to time established by the Corporation and/or the United States Department of Education. The loan thus made shall thereupon be under the guaranty of the Corporation as hereinafter set forth. If the Corporation disapproves any application, it will so notify the Lending Institution and the applicant. While any applicant is indebted to the Lending Institution on account of any loan made hereunder, the Corporation will approve no other application from that applicant if the loan is to be made by any other Lending Institution unless the prior Lending Institution consents to sell to the new lender the principal amount and interest then outstanding and owing or the student requests a change in lender in accord with NYSHESC rules & procedures, including due to the Lender of the Last Resort Program. The educational institution will be asked to notify the Corporation promptly if the student ceases for any reason to be enrolled, or never enrolls, in that institution, such notice specifying the reason for such cessation, and this information will be promptly transmitted to the Lending Institution.

     B. The Lending Institution agrees to repurchase from the Corporation any loans which the Corporation or the U.S. Department of Education determines were improperly defaulted.

     C. The Lending Institution must pay an insurance premium to the Corporation for each Corporation guaranteed loan disbursed, based upon the rate found in the Corporation's regulations. However, if the Corporation determines that the Lending Institution owes payments or money to the Corporation, the Corporation may utilize a set-off against any funds which the Corporation owes to the Lending Institution.

     D. The Lending Institution agrees to use "due diligence" in making, servicing and collecting loans made hereunder, as that term may from time to time be defined or established by applicable laws, rules and regulations.

     E. To the extent allowable under federal law, the Corporation hereby GUARANTEES to the Lending Institution, its successors and assigns, the prompt payment of the principal of each such note and interest thereon specified when due, together with each and every promissory note taken by the Lending Institution, either in whole or in part, in renewal or extension of the payment of each such note. The Corporation's guarantee shall extend to any loan made by the Lending Institution hereunder and to any such loan transferred or assigned by the Lending Institution to any lender which is authorized to participate in the guaranteed educational loan programs administered by the Corporation. It shall also apply to any loan guaranteed by the Corporation which is transferred or assigned to the Lending Institution by any such authorized participating lender. The Corporation's guarantee shall be subject, however, to any defenses the Corporation may have or may assert against the holder, transferor or assignor, and nothing herein contained shall be deemed to waive or release any defense to the guarantee.

     F. The Lending Institution agrees: that this agreement, any loans made pursuant to this agreement and the guarantee of the Corporation, are all subject to all applicable federal and New York State laws, rules, regulations and policies governing the guaranteed educational loan programs administered by the Corporation; to comply with all such laws, rules, regulations and policies; to submit to the Corporation such information and reports, including but not limited to the manifest, and to carry out such procedures as the Corporation may from time to time require or as are set forth in applicable law, rules, regulations and policies. The Lending Institution will endeavor to notify the Corporation promptly following payment and discharge of each given student's indebtedness relative hereto.

     G. The Lending Institution agrees to reimburse the Corporation for any additional expenses, including travel and lodging expenses, incurred by the Corporation in performing an audit of the Lending Institution which results from the Lending Institution's location outside of the State of New York.

     H. This agreement may be terminated by either party giving thirty (30) days' notice in writing to the other party by registered mail, but no such termination shall affect the liability of the Corporation or the Lending Institution hereunder with respect to loans made by the Lending Institution prior to the effective date of such termination. This agreement shall terminate upon repeal of the regulations of the Corporation authorizing this agreement or upon any other change in law which shall have the effect of removing the authority of the Corporation to enter into the same.

     I. This agreement shall apply to any and all NYSHESC guaranteed loans first disbursed hereunder on or after October 1, 1993. Any loans first disbursed prior to October 1, 1993 and guaranteed by NYSHESC pursuant to a previous agreement between NYSHESC and the Lending Institution shall continue to carry the guarantee of the Corporation, subject to the terms of all applicable federal and New York State laws, rules, regulations and policies governing the guaranteed educational loan programs administered by the Corporation which were in effect at the time those prior loans were disbursed, and subject to the provisions of such prior agreements.

     IN WITNESS whereof, the parties have caused this instrument to be executed by their respective duly authorized officers.

              NEW YORK STATE HIGHER EDUCATION SERVICES CORPORATION


THE FIRST NATIONAL BANK OF
CHICAGO, NOT IN ITS INDIVIDUAL
CAPACITY BUT SOLELY AS ELIGIBLE
LENDER TRUSTEE ON BEHALF OF
FIRST UNION STUDENT LOAN
TRUST 1997-1
       (Name of Lending Institution)


By: ______________________________________
                  (signature)

Name:
Title:  ____________________

                          AGREEMENT TO GUARANTEE LOANS

THIS AGREEMENT is entered into as of the __ day of July, 1997, by and between UNITED STUDENT AID FUNDS, INC., a private, nonprofit corporation organized under the General Corporation Law of the State of Delaware ("USA Funds") and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the First Union Student Loan Trust 1997-1 pursuant to the Trust Agreement dated as of July __, 1997, between First Union National Bank and the Eligible Lender Trustee, as the same may be amended ("Lender").


                                   WITNESSETH:

WHEREAS, USA Funds, a nonprofit corporation with objectives and purposes which are exclusively educational and charitable, has entered into agreements with the U.S. Secretary of Education pursuant to the Act; and

WHEREAS, the Lender is desirous of lending money to encourage education through the Loan Program of USA Funds in the manner described in this Agreement; and

WHEREAS, the Lender has full legal power and authority to contract for the performance of such guarantee services, qualifies as an "eligible lender" under the Act and is prepared to engage in the transactions contemplated by this Agreement; and

WHEREAS, USA Funds is desirous of making its Loan Program and related services available to the Lender, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the initial loan which the Lender makes, causes to be made or acquires, and in further consideration of the foregoing premises and the mutual covenants contained in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, USA Funds and the Lender agree as follows:


ARTICLE I             DEFINITIONS

As used herein, the following words have the meanings respectively indicated:

"Act" means Title IV of the Higher Education Act of 1965 120 U.S.C. paragraph 1071 et seq.) as amended and in effect from time to time, or any successor enactment thereto, and the effective regulations promulgated thereunder and any binding directives issued by the U.S. Department of Education.

"Agreement" means this Agreement to Guarantee Loans between USA Funds and the Lender.

"Borrower" means an individual who is the maker of a Note and who obtains a Loan from the Lender in accordance with the Act and the Loan Program.

"Default" means with respect to any Note, the occurrence of any event that constitutes a default under the terms of the Act.

"Educational Institution" means any institution of postsecondary education that is an "eligible institution" under the Act and is eligible under the Loan Program.

"Federal Reinsurance" means the obligation assumed by the Federal government as set forth in the Act and contracts between USA Funds and the U.S. Department of Education.

"Guarantee" means a commitment by USA Funds to pay the Lender a percentage of the unpaid principal balance plus accrued unpaid interest of a Loan upon submission by the Lender of a valid claim and supporting documentation in accordance with the Act, the Loan Program, and the Policies.

"Guarantee Fee" means a charge based upon the principal Loan amount, which charge is collected from the Lender by USA Funds. The Lender may cause this charge to be passed on to the Borrower.

"Guarantee Reserve" means an account maintained by USA Funds for the Guarantee of Loans and payment of claims in accordance with the terms of this Agreement.

"Limitation" means an action taken by USA Funds that restricts the Lender's participation in the Loan Program.

"Loan" means a disbursement(s) of money, contingent upon an agreement to repay, made by the Lender pursuant to the Act, the Loan Program, and the Policies.

"Loan Application" means the application for a Loan on a form approved by the U.S. Department of Education and USA Funds, which form must be executed by an applicant, certified by an Educational Institution, and accepted by a Lender in accordance with the Policies.

"Loan Program" means the procedures and policies for implementing and maintaining a Loan Guarantee under the provisions of the Act, Policies, applicable law, and regulations, and as otherwise agreed to by and between the Lender and USA Funds.

"Note" means a promissory note of a Borrower for a Loan set forth upon the appropriate form approved by USA Funds, which note meets the criteria set forth by the Policies and the Act.

"Policies" means the policies adopted and issued by USA Funds describing the administration of the Loan Program, including any subsequently issued written notices.

"Special Allowance" means those sums which are payable by the U.S. Department of Education to the Lender under the Act.

"Student" means an "eligible student" as described in the Act.

"Suspension" means the temporary ineligibility of the Lender from participation in the Loan Program.

"Termination" means the removal of the Lender from participation in the Loan Program.

ARTICLE II            PROGRAM ADMINISTRATION

A. By this Agreement USA Funds and the Lender hereby agree to participate in the Loan Program as follows:

1. The Lender agrees to make Loans or cause Loans to be made to eligible Borrowers pursuant to the terms of the Loan Program;

2. USA Funds agrees to Guarantee Loans originated and maintained in accordance with the terms of the Loan Program; and

3. USA Funds agrees to provide certain administrative services in connection with each Loan Guarantee as required by the Loan Program and the Act.

B. Loans may be originated only on behalf of Students attending Educational Institutions.

C. Administrative services that USA Funds shall provide for the Lender under the Loan Program in accordance with this Agreement and the Policies are as follows:

1. Processing Loan Applications to determine if such Loan Applications are eligible for Guarantee;

2. Recording Borrower status from time to time as reported by the Lender and Educational Institutions;

3. Providing certain management and information reports for the Lender and Educational Institutions; and

4. Providing preclaims assistance and claims processing for delinquent and defaulted Loans.

D. The Lender agrees that, in respect of all Loans made or acquired by it under the Loan Program of USA Funds and all Notes held or acquired by the Lender from time to time, it will:

1. Comply with the Act;

2. Cause reasonable care and diligence to be exercised in the making, servicing and collection of Loans, as prescribed in the Policies;

3. Use the Loan Application, Note and such other forms developed or otherwise approved by USA Funds;

4. Cause a Guarantee Fee to be paid to USA Funds in accordance with the requirements of the Loan Program and Article IV of this Agreement;

5. Comply with all procedures, policies and conditions on its part to be performed as set forth in this Agreement and the Policies, except when the provisions of the Agreement or the Policies are inconsistent with the Act as a result of changes to the Act, in which case the Act is controlling;

6. Comply with all Federal and state laws and regulations applicable to the Loan Program, including but not limited to applicable portions of the Federal Consumer Credit Protection Act and the Equal Credit Opportunity Act; and

7. Provide promptly to USA Funds such information and reports as may from time to time be reasonably requested by USA Funds.

E. The Lender shall cause all Loan disbursements to be made by check or draft requiring the personal endorsement of the Borrower or by electronic funds transfer. Except as expressly provided in the Act, the Lender will not accept authorization of anyone, even by power of attorney, to endorse a check or draft on behalf of the Borrower. The Lender shall cause the Loan to be disbursed jointly to the Borrower and the Educational Institution if so required by the terms of the Loan Program.

F. USA Funds will in accordance with the Act continue its Guarantee of a Loan if an extension of the maturity date is required as a result of the Borrower's eligibility under the Act for a deferment or forbearance; provided, however, that such continuance of USA Funds' Guarantee of a Loan shall be only for so long as an extension of the maturity date is in accordance with the Act and the Loan Program.

G. The Lender will pursuant to the direction of USA Funds repay or cause the repayment of any Special Allowance received by the Lender under the Act to which the Lender is not rightfully entitled.

H. Subject to the prior written approval of the Lender, which approval shall not be unreasonably withheld, USA Funds may transfer the Guarantee of Loans to any other guarantor which has given to USA Funds its prior written approval of such transfer.

I. By this Agreement USA Funds and the Lender agree that upon the filing of a claim by the Lender, such claim will be processed in the following manner:

1. In the event of a Default in respect of a Loan, the Lender will follow (or cause to be followed) the procedure set forth in the Policies. USA Funds does not guarantee payment by the Borrower of any delinquency charges imposed for late payments and will not accept a Default claim based solely on non-payment of such changes. Upon receipt by USA Funds from the Lender (or servicer) of a Default notice together with the Note (assigned to USA Funds, the Loan Application, and evidences satisfactory to USA Funds that the Loan evidenced by such Note was originated and serviced, and collection efforts were made, in accordance with applicable laws and regulations and with the Policies, USA Funds will pay to the Lender the amount of the unpaid balance of principal and interest due on such Note under the terms of the Act and the Policies (other than any portion of such interest payable by the U.S. Department of Education under the Act), provided the Lender has complied in all material respects with the requirements of the Loan Program, this Agreement, and the Policies in respect of such Note. USA Funds will thereupon succeed to all the rights of the Lender under such Note. No claim submitted to USA Funds by the Lender with respect to a Loan that has been Guaranteed will be paid by USA Funds unless USA Funds has received from the lender (or servicer) the appropriate documentation.

2. Upon bankruptcy, death, or permanent and total disability, as defined in the Act, of the Borrower USA Funds will pay to the Lender the amount of the unpaid balance of principal and interest due on such Loan under the terms of the Act and the Policies (other than any portion of such interest payable by the U.S. Department of Education under the Act), provided the Lender has complied in all material respects with the requirements of the Loan Program, this Agreement and the Policies in respect of such Loan.

J. Nothing contained in this Agreement shall obligate the Lender to make, certify, cause to certify or acquire any particular Loan or number of Loans under the Loan Program.

K. The Lender will permit the U.S. Secretary of Education or USA Funds or both to examine during normal business hours all Loan records and files, upon reasonable notice and at reasonable intervals, for the purpose of verifying the accuracy of information provided by the Lender under the Act and in order to conduct an audit and compliance review.

L. If USA Funds determines that the Lender has violated the terms of this Agreement or the Loan Program, USA Funds shall take such action as is necessary to protect its interests. This action may include but not be limited to implementation of the Limitation, Suspension, or Termination procedures set out in the Policies.

ARTICLE III           REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE LENDER

The Lender represents and warrants to, and covenants with, USA Funds that:

A. The Lender is a duly authorized "eligible lender" under the Act in every state in which it is originating Loans under the Act as well as the state in which it is organized and incorporated and has authorized the execution and delivery of this Agreement.

B. The Lender is and will continue to qualify at all times during the term of this Agreement as an "eligible lender" under the Act.

C. The Lender will, at all times, conform its actions, policies and procedures to the Act, this Agreement and all applicable Federal and state laws and regulations.

ARTICLE IV            GUARANTEE FEE AND GUARANTEE RESERVE

A. As partial payment for the administrative services provided by USA Funds for the Lender and in order for USA Funds to maintain a Guarantee Reserve sufficient to Guarantee Loans in accordance with this Agreement USA Funds will charge to the Lender and the Lender may charge each Borrower a Guarantee Fee which fee shall not exceed the amount allowable under the Loan Program.

B. The Lender shall be billed monthly by USA Funds with an itemized statement listing each Loan Application Guaranteed and the Guarantee Fee, USA Funds will automatically place the Lender on the Guarantee Fee billing system. The Lender must pay any Guarantee Fee due within thirty (30) days of billing. The Lender will be charged interest at the rate of one percent (1%) per month, twelve percent (12%) per annum, for past due Guarantee Fee bills. If the Guarantee Fee for a Loan is not paid within one hundred twenty (120) calendar days the Guarantee on that Loan will be canceled.

C. So long as the Lender is current in its payment of Guarantee Fee billings, USA Funds will Guarantee such new Loan made so a Borrower by the Lender pursuant to this Agreement; provided, however, that USA Funds shall not be obligated to Guarantee any such Loan if:

1. Such Guarantee would cause the aggregate amount of unpaid principal and interest of all Notes to exceed the Guarantee capacity of USA Funds for the Loan Program or the Educational Institution allocation for which the Guarantee is to be issued, or

2. USA Funds in its sole discretion determines that the procedures and requirements of the Act and other applicable law and regulations, this Agreement, or the Policies have not been complied with in respect to such Loan.

D. The Guarantee Reserve of USA Funds will be held, maintained, and invested solely in accordance with the prevailing standards of prudent management in the disposition of funds required of fiduciaries by Title 12, Section 3502 of the Delaware Code of 1993, as amended. By execution hereof, Lender consents to the management of said funds pursuant to the investment policies and procedures adopted by USA Funds from time to time.

ARTICLE V             TERMINATION

Except with respect to Loans that have been Guaranteed by USA Funds and continue to be outstanding under this Agreement, this Agreement may be terminated by either party with or without cause upon not less than ninety (90) calendar days' written notice to the other party. Such termination will not affect any Notes that are outstanding or duties arising prior to the effective date of the termination.

ARTICLE VI            LIMITATION OF LIABILITY AND INDEMNIFICATION

A. If the Lender violates or fails to comply with any applicable law or governmental regulations in respect of a Loan or participation in the Loan Program, then the Lender agrees to assume liability for, and does hereby indemnify, protect, and keep harmless USA Funds, its successors and assigns, from the against, any and all liabilities, losses, and claims, imposed on, incurred by, or asserted against USA Funds, relating to or arising out of such violation or failure by the Lender to comply, regardless of whether USA Funds purchased such Loan from the Lender.

B. The liability of USA Funds under this Agreement shall be limited to payment of the Guarantee under Paragraph 1 of Article II of this Agreement and this shall constitute its sole liability under this Agreement. USA Funds shall not be liable for any indirect, incidental or consequential damages (including but not limited to lost profits, lost revenues, or failure to realize expected savings) regardless of the form of this action and whether such damages are foreseeable.

ARTICLE VII           MISCELLANEOUS

A. Assignment/Subcontract. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns; provided, however, that:

1. This Agreement may not be assigned in whole or in part by USA Funds without the prior express written consent of Lender, which consent will not be unreasonably withheld; provided, however, that USA Funds shall have the right without the consent of Lender to assign its rights and obligations hereunder to any affiliate or any transferee of all or substantially all of the assets of USA Funds, which contracts with the U.S. Department of Education (or its successors) under the Act, or to subcontract its obligations to any person.

2. Lender shall not assign any rights or obligations under this Agreement in whole or in part without the prior express written consent of USA Funds, which consent will not be unreasonably withheld; provided, however, that Lender shall have the right without the consent of USA Funds to assign its rights and obligations hereunder to any affiliate or any transferee of all or substantially all of the assets of Lender, or to subcontract its obligations to any person.

B. Amendment. Except as otherwise provided in this Agreement, this Agreement may not be varied by oral agreement, but only as agreed to in writing by all parties.

C. Waiver of Rights. No failure by any party to exercise, or any delay in exercising, and no course of dealing with respect to any right of such party or any obligation of any other party under this Agreement will operate as a waiver, unless, and only to the extent, agreed to in writing by all parties. Any single or partial exercise by any party of its rights shall not preclude such party from any other or further exercise of such right or the exercise of any other right. Any single or partial waiver by any party of any obligation of any other party under this Agreement will constitute a waiver of such obligation only as specified in such waiver and will not constitute a waiver of any other obligation.

D. Cumulative Remedies. Except as otherwise provided in this Agreement, no remedy by the terms of this Agreement conferred upon or reserved to a party is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement, or existing at law or in equity or by statute on or after the date of this Agreement including, without limitation, the right to such equitable relief by way of injunction to prevent the breach or threatened breach of any of the provisions of this Agreement or to enforce the performance.

E. Severability. Any provision of this Agreement that is held to be prohibited, unenforceable, or not authorized by any court of competent jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

F. Governing Laws; Venue; Entire Agreement. Except to the extent that this Agreement may be governed by Federal law, this Agreement is governed by, interpreted, construed and enforced in accordance wit the laws of the State of Indiana, without reference to its principles of conflict of laws. A lawsuit under this Agreement shall only be brought in a court of competent jurisdiction located within the State of Indiana.

This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, not incorporated herein, with respect to the subject matter of this Agreement. All prior writings, correspondences, memoranda, agreements, representations, statements, warranties, covenants, negotiations, and undertakings, express or implied, of any kind or character whatsoever with respect to the subject matter of this Agreement are superseded.

G. Notice. Any notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given if sent by first class mail, overnight carrier, facsimile, or personal delivery, addressed (i) if to USA Funds, to the attention of General Counsel, Legal Division, at 30 South Meridian Street, Indianapolis, Indiana 46204, (ii) if to the Lender, at the address indicated in this Agreement, or (iii) at such other address as the party to be notified has designated upon reasonable notice. Notices made pursuant to this paragraph by facsimile, overnight carrier, or personal delivery will be deemed to be effective upon receipt. Notice made pursuant to this paragraph by first class mail will be deemed to be effective no later than the fifth business day following the mailing of such notice.

H. Confidential/Proprietary Materials. The terms and conditions of this Agreement shall be considered confidential. All materials, procedures, written instruments, files, and records developed by either party specifically pursuant to this Agreement are and shall be treated as proprietary in nature. Each party to the Agreement has developed or may develop materials, procedures, written instruments, files, or records which may be similar to those involved in this Agreement. Neither party to this Agreement shall have or acquire any proprietary or any other right whatsoever in any such materials, procedures, written instruments, files, or records developed by the other party. Neither party to this agreement may benefit from, deal in, sell, license, publish, use, or otherwise exploit for any purpose those materials, procedures, written instruments, files, or records developed by the other party except as expressly provided in this Agreement. This Agreement shall not in any way restrict the right of each party, for its own exclusive benefit to deal in, sell, license, publish, use, or otherwise exploit for all purposes those materials, procedures, written instruments, files, or records developed by it.

I. No Recourse. No recourse under or upon this Agreement or any claim based thereon shall be had against any incorporator, member, officer, employee, or trustee, as such, past, present, or future, of a party or of any successor organizations, either directly or through a party or any successor organizations. This Agreement is solely a corporate obligation and no personal liability against any incorporator, member, officer, employee, or trustee, past, present, or future of the parties shall attach through a party or any successor corporations, because of this Agreement.

J. Execution. This Agreement will not be binding on either party until it has been executed and delivered by both parties. Delivery may be by facsimile. This Agreement may be executed in any member of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

K. Interpretation/Construction. In this Agreement unless the contract otherwise requires:

Any headings preceding the texts of the several articles and sections of this Agreement, and any table of contents or marginal notes appending to copies, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect.

The parties agree that each party and its counsel reviewed this Agreement and that this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against a party.

L. Authority. The parties represent that the undersigned are duly authorized representatives of the parties.

M. Independent Parties. The parties agree that no legal relationship of any kind exists as a result of this Agreement, other than the covenants expressly contained herein. This Agreement shall not constitute, create, give effect to or otherwise imply a joint venture, partnership or business organization of any kind. The parties to this Agreement are independent parties and the personnel of one party shall not be deemed the personnel of the other. Nothing in this Agreement shall grant to either party any right to make commitments of any kind or to create any obligation for or on behalf of the other without the prior written consent of the other party, except to the extent stated herein.

N. Force Majeure. If a party is delayed from completing performance of any or all of the obligations under this Agreement by an act of God or any other occurrence beyond its reasonable control, then performance shall be excused for as long as it is reasonably necessary to complete performance.

O. Litigation Costs and Attorney Fees. If any action, at law or equity, including an action for declaratory relief, is brought to enforce or interpret this Agreement, then the prevailing party shall be entitled to recover its reasonable costs, expenses, and attorney fees from the other party, in addition to any other relief that may be awarded.

IN WITNESS WHEREOF, United Student Aid Funds, Inc. and the Lender have each caused this Agreement to Guarantee Loans to be executed by their respective authorized officers and to take effect on the date first above written.


THE FIRST NATIONAL BANK OF CHICAGO, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS ELIGIBLE LENDER TRUSTEE ON BEHALF OF FIRST UNION STUDENT LOAN TRUST 1997-1 Lender


By:
Authorized Signature



Printed Names, Title



Address



City, State, Zip


36-7111819
Federal Identification Number


833220
ED Lender Code Number



UNITED STUDENT AID FUNDS, INC.





By:
Authorized Signature



Printed Name, Title